Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NeuroBo Pharmaceuticals, Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-220315 and 333-217296) and Form S-8 (Nos. 333-232667, 333-225435, 333-222675, 333-213946 and 333-213014) of NeuroBo Pharmaceuticals, Inc. (the “Company”) of our report dated March 30, 2020, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Boston, Massachusetts

March 30, 2020